Exhibit 99.5

CONSENT OF PROPOSED DIRECTORS

Pursuant to Rule 438 of the Securities Act of 1933, the undersigned hereby consent to being named as proposed directors of CSR plc (“CSR”) in the Registration Statement on Form F-4 of CSR, relating to the proposed merger of SiRF Technology Holdings, Inc. with and into a wholly-owned subsidiary of CSR.

*
Diosdado P. Banatao

*
Kanwar Chadha

* By:	/s/ DENNIS BENCALA
Name:	Dennis Bencala
Title:	Attorney-in-Fact pursuant to power of attorney dated May 29, 2009

San Jose, California

June 1, 2009